Exhibit 3.1

Wyoming Secretary of State Herschler Bldg East, Ste.100 & 101 Cheyenne, WY 82002 - 0020 Ph. 307 - 777 - 7311 For Office Use Only WY Secretary of State FILED: Mar 11 2025 11:12AM Original ID: 2025 - 001631802 Page 1 of 4 Profit Corporation Articles of Incorporation I. The name of the profit corporation is: Seebeks Corp. II. The name and physical address of the registered agent of the profit corporation is: Wyoming Registered Agent 1621 Central Ave Cheyenne, WY 82001 Signature: Wyatt Peterson Wyatt Peterson Date: 03/11/2025 Print Name: Title: Authorized Signer Email: filings@wyomingregisteredagent.com Daytime Phone #: 307 - 637 - 5151 $0.0001 Common Par Value: Number of Common Shares: 75,000,000 $0.0000 Preferred Par Value: Number of Preferred Shares: 0 The mailing address of the profit corporation is: 1621 Central Ave Cheyenne, WY 82001 IV. The principal office address of the profit corporation is: 1621 Central Ave Cheyenne, WY 82001 V. The number, par value, and class of shares the profit corporation will have the authority to issue are: VI. The name and address of each incorporator is as follows: Wyoming Registered Agent 1621 Central Ave, Cheyenne WY 82001 III.

Wyoming

Secretary of State

Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020
Ph. 307-777-7311

- ☑ I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge.
- ☑ I am filing in accordance with the provisions of the Wyoming Business Corporation Act, (W.S. 17-16-101 through 17-16-1804) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-111).
- ☑ I understand that the information submitted electronically by me will be used to generate Articles of Incorporation that will be filed with the Wyoming Secretary of State.
- ☑ I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing.
- ☑ I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401.
- ☑ I affirm, under penalty of perjury, that I have received actual, express permission from each of the following incorporators to add them to this business filing: Wyoming Registered Agent
- ☑ I consent on behalf of the business entity to accept electronic service of process at the email address provided with Article IV, Principal Office Address, under the circumstances specified in W.S. 17-28-104(e).

Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6-5-308.

W.S. 6-5-308. Penalty for filing false document.

(a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly:

(i) Falsifies, conceals or covers up by any trick, scheme or device a material fact;

(ii) Makes any materially false, fictitious or fraudulent statement or representation; or

(iii) Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry.

☑ I acknowledge having read W.S. 6-5-308.

Filer is: ☐ An Individual ☑ An Organization

The Wyoming Secretary of State requires a natural person to sign on behalf of a business entity acting as an incorporator, organizer, or partner. The following individual is signing on behalf of all Organizers, Incorporators, or Partners.

Filer Information:

By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Incorporation.

Signature:	*Wyatt Peterson*	Date:	**03/11/2025**
Print Name:	**Wyatt Peterson**		
Title:	**Authorized Signer**		
Email:	**filings@wyomingregisteredagent.com**		
Daytime Phone #:	**307-637-5151**		

Page 2 of 4

Consent to Appointment by Registered Agent Wyoming Registered Agent , whose registered office is located at 1621 Central Ave, Cheyenne, WY 82001 , voluntarily consented to serve as the registered agent for Seebeks Corp. and has certified they are in compliance with the requirements of W.S. 17 - 28 - 101 through W.S. 17 - 28 - 111. I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity. Signature: Wyatt Peterson Wyatt Peterson Date: 03/11/2025 Print Name: Title: Authorized Signer Email: filings@wyomingregisteredagent.com Daytime Phone #: 307 - 637 - 5151 Wyoming Secretary of State Herschler Bldg East, Ste.100 & 101 Cheyenne, WY 82002 - 0020 Ph. 307 - 777 - 7311 Page 3 of 4

STATE OF WYOMING Office of the Secretary of State I, CHUCK GRAY, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled. CERTIFICATE OF INCORPORATION Seebeks Corp. I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 11th day of March , 2025 at 11:12 AM. Remainder intentionally left blank. Filed Date: 03/11/2025 Secretary of State Filed Online By: Wyatt Peterson on 03/11/2025 Page 4 of 4